BYLAWS

OF

CAGLE'S, INC.

ARTICLE ONE

OFFICES

1.1 The address of the registered office of the corporation is 2000 Hills Avenue, N.W., Atlanta, Georgia and the name of the registered agent is George L. Pitts. The registered office and agent may be changed from time to time by the Secretary upon filing the appropriate papers with the Secretary of State.

1.2 The corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time appoint or the business of the corporation may require or make desirable.

ARTICLE TWO

SHAREHOLDERS MEETINGS

2.1 All meetings of the shareholders shall be held at the registered office of the corporation in the State of Georgia or at such other place within or without the State of Georgia as may be determined by the Board of Directors or the Chief Executive Officer or the President and as shall be designated in the notice or waiver of notice of said meeting.

2.2 An Annual Meeting of the shareholders shall be held on the second Friday in July following the end of the fiscal year if not a legal holiday, and if a legal holiday, then the next following day that is not a Saturday, Sunday or legal holiday at 11:00 o'clock A.M. at which the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the rules of any stock exchange on which the corporation's shares or other securities are listed, or the Articles of Incorporation, may be called by the Chief Executive Officer or the President, and shall be called by the President or the Secretary when so directed by the Board of Directors, or at the request in writing of any two or more directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.4 Except as otherwise required by statute, by the rules of any stock exchange on which the corporation's shares or other securities are listed or by the Articles of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last known on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. No waiver of notice of a shareholders meeting with respect to a plan of merger or a plan of consolidation shall be effective unless such waiver complies with the further requirements of law concerning such waivers. Notice of any adjourned meeting need not be given otherwise taken by announcement at the meeting at which the adjournment is taken.

2.5 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the rules of any stock exchange on which the corporation's shares or other securities are listed, by the Articles of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

2.6 At every meeting of the shareholders, including (but without limitation of the generality of the foregoing language) meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the rules of any stock exchange on which the corporation's shares or other securities are listed, by the Articles of Incorporation or by these Bylaws.

2.7 Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. No such consent shall be effective or valid unless: (1) the consenting shareholder has been furnished with the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights as provided in Sections 14-2-1320 and 14-2-1322 of the Georgia Business Corporation Code; or (2) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Furthermore, any such consent must be solicited in conformity with the rules of any stock exchange on which the corporation's shares or other securities are listed.

ARTICLE THREE

DIRECTORS

3.1 Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the rules of any stock exchange on which the corporation's shares or other securities are listed, by any legal agreement among shareholders, by the Articles of Incorporation, or by these By-Laws directed or required to be exercised or done by the shareholders.

3.2 The Board of Directors shall consist of not less than three (except where the number of shareholders is less than three, the Board of Directors shall consist of not less than the number of shareholders) nor more than eleven members, the precise number to be fixed by resolution of the shareholders or directors from time to time. Each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve or removal. Directors need not be shareholders.

3.3 If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the number of directors, or otherwise, the remaining directors shall continue to act, and such vacancies may be filled by a majority of the directors than in office, though less than a quorum, and if not theretofore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy.

3.4 The Board of Directors may hold its meetings at such place or places (within or without the State of Georgia) as it or the Chief Executive Officer or the President may from time to time determine and as shall be designated in the notice of said meeting.

3.5 Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

3.6 Any director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

ARTICLE FOUR

COMMITTEES

4.1 (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate a Standing Committee of three or mare directors. Each member of the Standing Committee shall hold office until the first meeting of the Board of Directors after annual meeting of shareholders next following his election and until his successor member of the Standing Committee is elected or until his death, resignation, or removal or until he shall cease to be a director.

(b) During the intervals between the meetings of the Board of Directors, the Standing committee may exercise all the powers of the Board of Directors in the management of the business affairs of the corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Standing Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Standing Committee, and the Standing Committee shall not have the authority of the Board of Directors in reference to (1) amending the Articles of Incorporation or By-Laws of the corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (4) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

(c) The Standing committee shall meet from time to time on call of the Chief Executive Officer or the President or of any two or more members of the Standing Committee. Meeting of the Standing Committee may be held at such place or places within or without the State of Georgia, as the Standing Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Standing Committee may fix its own rules or procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all proceeding shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration'

(d) The Standing committee shall act by majority vote of its members.

(e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Standing Committee, who may act in the place and stead of any absent member or members at any meeting of the Standing Committee.

4.2 The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the directors of the corporation, which shall have such name or names and shall have any may exercise such powers of the Board of Directors, except the powers denied to the Standing Committee, as may be determined from time to time by the Board of Directors.

4.3 The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE FIVE

MEETINGS OF THE BOARD OF DIRECTORS

5.1 Each newly elected Board of Directors shall meet at the place and time which shall have been determined, in accordance with the provisions of these By-Laws, for the holding of the regular meeting of the Board of Directors scheduled to be held next following the annual meeting of the shareholders at which the newly elected Board of Directors shall have been elected, or, if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting. The first meeting each year of the newly elected Board of Directors may be deemed the annual meeting of the Board of Directors.

5.2 Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

5.3 Special meetings of the Board of Directors may be called by the President on not less than two days' notice by mail, telegram, cablegram or personal delivery to each director and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of meeting.

5.4 No notice of any meeting of the Board of Directors need state the purposes thereof.

5.5 At all meetings of the Board of Directors, the presence of one-third of the authorized number of directors, but not less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provide by law, by the rules of any stock exchange on which the corporation's shares or other securities are listed, by the Articles of Incorporation or by these By-Laws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

5.6 Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filled with the minutes of the proceedings of the Board or committee.

5.7 Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraphs shall constitute presence in person at such meeting.

ARTICLE SIX

OFFICERS, AGENTS AND EMPLOYEES

6.1 The Board of Directors, at the first meeting of the Board of Directors after the annual meeting of the shareholders of the corporation, shall elect the following officers: A Chairman of the Board of Directors, a President, a Secretary, and a Treasurer. At that time the Board of Directors may elect such other officers that it desires, including a Chief Executive Officer, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and a Vice Chairman of the Board of Directors. The Board of Directors, or any committee or officer designated by it, may appoint such other officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be assigned to them by or with the authority of the Board of Directors.

6.2 Any person may hold any two or more offices. No officer need be a shareholder. Each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders after his or her election or appointment and until a successor shall have been elected or appointed and shall have qualified, or until his or her earlier resignation, death or removal, or the termination of his or her office. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

6.3 Chairman of the Board of Directors. The Chairman of the Board of Directors, if present, or in his absence, the Vice Chairman of the Board of Directors, shall preside at all meetings of Board of Directors and shall perform such other duties as may be prescribed form time to time by the Board of Directors or by the By-laws.

6.4 Chief Executive Officer. The Chief Executive Officer shall have general and active control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. He or she shall preside at all meetings of the shareholders. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally appertaining to the office of Chief Executive Officer of a corporation.

6.5 President. The President shall be the Chief Operating Officer of the corporation and shall have general charge of the day-to-day business of the corporation relating to all aspects of its operations. The President may also be the Chief Executive Officer, if so designated by the Board of Directors. If not, he or she shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board of Directors, and, in the absence or disability of the Chief Executive Officer, he or she shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board of Directors shall have otherwise provided.

6.6 Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, if any, shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board of Directors.

6.7 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the committees when required. He or she shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall be. The Secretary shall have custody of the seal of the corporation and shall have power to affix it to any instrument and to attest to it. The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, or at his or her request, perform his or her duties and exercise his or her powers and authority.

6.8 Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation and shall have the care and custody of all the funds, securities and other valuables of the corporation, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board of Directors. The Treasurer may hold the funds, securities and other valuables in his or her care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such banks, trust companies and other depositories, all as he or she may determine with written concurrence of the Chief Executive Officer or his or her delegate. The Treasurer shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and in general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors. The Assistant Treasurer, if any, shall, in the absence or disability of the Treasurer, or at his or her request, perform his or her duties and exercise his or her powers and authority.

6.9 Senior Vice Presidents and Vice Presidents. Each Senior Vice President and each Vice President shall have such authority and shall perform such duties, as may be assigned to him or her by the Board of Directors.

ARTICLE SEVEN

CAPITAL STOCK

7.1 The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice-President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation; provided, however, that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer and such seal, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

7.2 The corporation shall keep a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, the names of the shareholders entitled to vote, with the address of the number of share held by each. Said record shall be presented at all meetings of the shareholders.

7.3 Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these By-Laws.

7.4 (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

(b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

(c) For purposes of determining shareholders entitled to notice and to vote at the regular annual meeting of shareholders the record date shall be forty-eight days before the date of such meeting.

7.5 The corporation shall be entitled to treat the holder of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

7.7 Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE EIGHT

Miscellaneous

Inspection of Books

8.1 (a) No shareholder of the corporation shall be permitted to copy, examine, inspect or have access to any of the books or records of the corporation, except as is herein provided.

(b) The Minute Books, Stock Transfer Ledger and Main Account Ledger (excluding all subsidiary account ledgers) of the corporation shall be open for examination by any shareholder only under and upon the following conditions:

(1) Any shareholder desiring to copy, examine, inspect or have access to the aforesaid records shall submit to the Secretary of the corporation a written request, accompanied by a sworn affidavit (1) that he has been a shareholder of record for not less than six calendar months preceding the date of the request, or that he is the holder of record of, or has certified authorizations from the holders of record of, not less than five percent of all the outstanding shares of any class or series of the corporation;

(2) stating in full detail the purpose or purposes of the inspection and that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of this corporation; and (3) that neither he nor any of those under whose authority he is proceeding, if any, have within five years preceding the date of the affidavit and request, sold,

offered for sale or aided or abetted any person in selling or offering for sale, any list of the shareholders of any corporation, nor do they, or any of them currently plan to sell or offer for sale any list of the shareholders of the corporation.

(2) If the Secretary or a majority of the directors or members of the

Executive Committee of the corporation find the request proper, the

Secretary shall notify the shareholder within thirty days after receipt of said request of the time, which shall not be more than thirty days after such notification, and place at which the inspection may be conducted.

(3) If said request is found by the Secretary, the Board of Directors or the

Executive Committee not to be proper, the Secretary shall so notify the requesting shareholder within thirty days after receipt of the request. The

Secretary shall specify in said notice the basis for rejection of the shareholder's request.

(4) The Secretary, the Board of Directors and the Executive Committee

shall at all times be entitled to rely on the corporate records in making any determination hereunder.

(c) Each paragraph and subparagraph continued in this Section 8.1 is separable and in the event any paragraph is held invalid it shall not affect the validity of any other paragraph or subparagraph.

Fiscal Year

8.2 The corporation shall be on a fiscal year ending on the Saturday closest to March 31 of each year.

Seal

8.3 The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal", enclosed in parentheses or scroll, shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary or Assistant Secretary and shall be affixed on the certificates of shares and other appropriate papers.

Annual Statements

8.4 Not later than four months after the close of each fiscal year, and, in any case, prior to the next annual meeting of shareholders, the corporation shall prepare:

(1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

(2) A profit and loss statement showing the results of its operations during its fiscal year.

Upon written request, the corporation promptly shall mail to any shareholders of record a copy of the most recent such balance sheet and profit and loss statement.

Appointments of Agents

8.5 The Chief Executive Officer, the President or any Vice-President shall be authorized and empowered in the name and as the act and deed of the corporation to name and appoint general and special agents, representatives and attorneys to represent the corporation in the United States or in any foreign country or counties and to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the corporation, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed and executed by the Chief Executive Officer, the President or any Vice President, and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner provided always that any agent, representative, attorney or proxy when so authorized by the instrument appointing him may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this By-Law shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

Indemnification

8.6 (a) Under the circumstances prescribed in paragraphs (c) and (d) of this section, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, in a manner which he had reasonable cause to believe was lawful.

(b) Under the circumstances prescribed in paragraphs (c) and (d) of this section, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or sit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Except as provided in a paragraph (c) of this section and except as may be ordered by a court, any indemnification under paragraphs (a) and (b) of this section shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (3) the affirmative vote of a majority of the shares entitled to vote thereon.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of the shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Disallowed Deductions

8.7 Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, rent, or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of such disallowances. If shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE NINE

NOTICES; WAIVERS OF NOTICE

9.1 Except as otherwise specifically provided by these By-Laws, whenever under the provisions of these By-Laws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by radio, cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

9.2 When any notice whatever is required to be given by law, by the rules of any stock exchange on which the corporation's shares or other securities are listed, by the Articles of Incorporation or by these By-Laws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, radio, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting, except when a shareholder attends a meeting solely for the purpose of stating at the beginning of the meeting any objection to the transaction of business, and so states his objection at the beginning of the meeting, or when a director states, at the beginning of the meeting, any such objection to the transaction of business.

ARTICLE TEN

EMERGENCY POWERS

10.1 The Board of Directors may adopt emergency By-Laws subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the rules of any stock exchange on which the corporation's shares or other securities are listed, the Articles of Incorporation or these By-Laws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action. The emergency By-Laws may make any provision that may be practical and necessary for the circumstances of the emergency.

10.2 The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

10.3 The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or original offices, or authorize the officers so to do.

10.4 To the extent not inconsistent with any emergency By-Laws so adopted, these By-Laws shall remain in effect during any such emergency, and upon termination of such emergency, the emergency By-Laws shall cease to be operative.

10.5 Unless otherwise provided in emergency By-Laws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

10.6 To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided by emergency By-Laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

10.7 No officer, director, agent or employee acting in accordance with any emergency By-Laws shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the By-Laws then in effect.

ARTICLE ELEVEN

AMENDMENTS

11.1 The By-Laws of the corporation may be altered or amended and new By-Laws may be adopted by the shareholders at any annual or special meeting of shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the By-Laws shall have been given in the notice of the meeting. Any By-Laws adopted by the Board of Directors may be altered, amended or repealed, and new By-Laws adopted, by the shareholders. The shareholders may prescribe that any By-Law or By-Laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE TWELVE

EXECUTIVE COMMITTEE

12.1 The Board of Directors may appoint an Executive committee, made up of the holders of the offices of the corporation which the Board of Directors designates for inclusion on the Executive Committee. The purpose of the Executive Committee shall be to manage and oversee the general day-to-day operations and ongoing business of the corporation, and the Executive Committee shall have such specific functions and responsibilities as are assigned to it by the Board of Directors.

12.2 The Executive Committee shall be accountable for its actions only to the Board of Directors and the shareholders. All actions by the Executive committee shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such actions prior to any such revision or alteration. The actions of the Executive Committee shall be reported to the Board of Directors in accordance with the directions given by the Board.

12.3 The Executive Committee shall fix its own rules of procedure, including rules concerning the time, place, and notice of meetings. Such rules may be modified by the Board of Directors. Unless otherwise provided by the rules of the Executive Committee or by resolution of the Board of Directors, the Executive Committee shall act by majority vote of its members.